UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010
American Locker Group Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	0-439 (Commission File Number)	16-0338330 (IRS employer identification no.)
815 S. Main Street
Grapevine, Texas 76051
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(817) 329-1600
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 11, 2010, the board of directors of American Locker Group Incorporated (the “Company”) elected Paul B. Luber, 49, to serve as a director of the Company to serve until the next Annual Meeting of Stockholders of the Company and until his successor is duly elected and qualified. Mr. Luber’s appointment fills an existing vacancy on the Company’s board of directors.
     From 2000 through 2008, Mr. Luber served as CEO of The Jor-Mac Company. From 2008 until the present, he has served as President and CEO of The Jor-Mac Company. The Jor-Mac Company is a contract manufacturer of engineered metal fabrications that serves Fortune 1000 and middle market Original Equipment Manufacturers throughout the United States, Canada, Mexico and Brazil. He also serves as an active investor, board member, advisor and partner in other operating businesses and non-profit entities. He serves as a Regent at the Milwaukee School of Engineering. Mr. Luber earned a degree in Mechanical Engineering and Master of Business Administration from the University of Wisconsin — Madison.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED
Date: February 11, 2010	By:	/s/ Paul M. Zaidins
		Name:	Paul M. Zaidins
		Title:	President, Chief Operating Officer and Chief Financial Officer